Filed Pursuant to Rule 433

Registration No. 333-182215

$1.25B FIFTH THIRD AUTO TRUST 2013-1

JT-LEADS:  BARCLAYS (STR), CITI, CS

CO-MGRS:  JPM, MS, RBS

CLS	$SIZE- MM	MDY/SP	WAL	P. WDW	E. FNL	L. FNL	BMK + LVL	YLD	COUP	PX
A-1	359.000	P-1/A-1+	0.33	1-8	04/14	09/14		0.25%	0.25%	100.00000
A-2	389.000	Aaa/AAA	1.08	8-19	03/15	03/16	EDSF +25	0.594%	0.59%	99.99650
A-3	389.000	Aaa/AAA	2.16	19-36	08/16	10/17	IntS+33	0.890%	0.88%	99.98215
A-4	113.000	Aaa/AAA	3.18	36-39	11/16	02/20	IntS +40	1.310%	1.30%	99.97995

TICKER:	FITAT 2013-1	REGISTRATION:	SEC-REG
EXPECTED SETTLE :	08/21/13	ERISA ELIGIBLE :	YES
FIRST PAY DATE:	09/16/13	MIN DENOMINATIONS :	$1K BY $1K
BILL & DELIVER:	BARCLAYS	EXPECTED PRICING:	PRICED
EXPECTED RATINGS:	MDY/S&P	PRICING SPEED:	1.3% ABS TO 10% CALL

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.